Exhibit 10.16

AVANT DIAGNOSTICS INC.

RESTRICTED STOCK GRANT AGREEMENT

THIS RESTRICTED STOCK GRANT AGREEMENT (this “Agreement”) is made as of June 2, 2017 (the “Issue Date”), by and between Avant Diagnostics Inc., a Nevada corporation (the “Company”) and Gregg Linn (“Recipient”).

1. Grant of Shares.

1.1 Grant. Recipient hereby acknowledges receipt of, and the Company hereby grants to Recipient, 15,000,000 shares of the Company’s Common Stock (the “Shares”).

1.2 Consideration. The Shares granted in accordance with Section 1.1 above are being issued to Recipient in consideration for services rendered as an officer and director of the Company through the date of this Agreement. The Company hereby acknowledges receipt of adequate consideration for the Shares.

1.3 Delivery of Certificates. As soon as practicable after the Issue Date, the Company shall deliver a certificate evidencing the Shares to Recipient. The Recipient acknowledges that the Company shall place a stop order on the Shares with the Company’s transfer agent until any applicable portion of the Shares have vested in accordance with Section 2 below.

2. Vesting. The Shares will become vested over a three (3) year period beginning from the date of this Agreement as follows: One Million Two Hundred and Fifty Thousand Shares (1,250,000) Shares will vest quarterly on each of January 1, April 1, July 1 and October 1 of each year, beginning with the quarter ended June 30, 2017, until all of the Shares have become fully vested.

3. Securities Law Compliance.

3.1 No Additional Interest or Further Obligations. Recipient hereby represents and warrants that upon execution and delivery of this Agreement by the parties, he will not be entitled to any additional interest in the Company or its business, assets or properties other than the Shares issuable to Recipient hereunder.

3.2 Investment Representations. In connection with the acquisition of the Shares, Recipient represents to the Company the following:

(a) Investment. Recipient is acquiring the Shares to be issued to Recipient for investment for Recipient’s own account and not with the view to, or for resale in connection with, any distribution, assignment or resale within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), to others and no other person has a direct or indirect beneficial interest, in whole or in part, in such Shares. Recipient understands that the Shares to be issued to Recipient have not been and will not be registered under the Securities Act or under the laws of any other state of the United States in reliance upon specific exemptions therefrom which depend upon, among other things, the bona fide nature of the investment intent as expressed herein and in any other representations, warranties or information provided by Recipient to the Company under this Agreement.

(b) Restrictions on Transfer. Recipient acknowledges that the Shares to be issued to Recipient must be held indefinitely unless subsequently registered and qualified under the Securities Act or unless an exemption from registration and qualification is otherwise available. In addition, Recipient understands that the certificate representing the Shares will be imprinted with a legend which prohibits the transfer of such Shares unless they are sold in a transaction in compliance with the Securities Act or are registered and qualified or such registration and qualification are not required in the opinion of counsel acceptable to the Company.

(c) Rule 144. Recipient is familiar with the provisions of Rules 144 and 701, under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of issuance of the securities, such issuance will be exempt from registration under the Securities Act.

(d) Relationship to the Company; Experience. Recipient has a preexisting business relationship with the Company and by reason of Recipient’s business or financial experience, has the capacity to protect Recipient’s own interests in connection with Recipient’s acquisition of the Shares to be issued to Recipient hereunder. Recipient has such knowledge and experience in financial, tax and business matters to enable Recipient to utilize the information made available to Recipient and/or them in connection with the acquisition of the Shares to evaluate the merits and risks of the prospective investment and to make an informed investment decision with respect thereto.

(e) Not Registered Under Securities Act. Recipient understands that the grant of the Shares has not been registered under the Securities Act in reliance upon exemption therefrom. Recipient was not granted, offered or sold the Shares, directly or indirectly, by means of any form of general solicitation or general advertisement, including the following: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; or (ii) any seminar or meeting whose attendees had been invited by general solicitation or general advertising.

(f) Access to Data. Recipient acknowledges that during the course of this transaction and before deciding to acquire the Shares, Recipient has been provided with financial and other written information about the Company. Recipient has been given the opportunity by the Company to obtain any information and ask questions concerning the Company, the Shares, and Recipient’s investment that Recipient felt necessary; and to the extent Recipient availed himself of that opportunity, Recipient has received satisfactory information and answers.

(g) No Legal Advice from Company or its Legal Counsel. Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, Recipient is relying on its own review of this Agreement and the other agreements entered into between the parties and not on any statements or representations of the Company or any of its representatives or agents or legal counsel for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

(h) Risks. Recipient acknowledges and understands that (i) an investment in the Company constitutes a high risk, (ii) the Shares are highly speculative, and (iii) there can be no assurance as to what investment return, if any, there may be. Recipient is aware that the Company may issue additional securities in the future which could result in the dilution of Recipient’s ownership interest in the Company.

(i) Valid Agreement. This Agreement when executed and delivered by Recipient shall constitute a valid and legally binding obligation of Recipient which is enforceable in accordance with its terms.

(j) Legend. Recipient acknowledges and agrees that the Shares shall bear restricted legends, in the form and substance as set forth in Section 3.3 hereof, prohibiting the offer, sale, pledge or transfer of the securities, except (i) pursuant to an effective registration statement filed under the Securities Act, (ii) in accordance with the applicable provisions of Regulation S, promulgated under the Securities Act, (iii) pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if available), and (iv) pursuant to any other exemption from the registration requirements of the Securities Act.

3.3 Restrictive Legends. In order to reflect the restrictions on the disposition of the Shares, the stock certificates for the Shares will be endorsed with restrictive legends, including the following legends:

(a) “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A VESTING SCHEDULE AS SET FORTH IN A RESTRICTED STOCK GRANT AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH VESTING SCHEDULE IS BINDING ON TRANSFEREES OF THESE SHARES.”

(b) If required by the authorities of any state in connection with the issuance of the Shares, the legend or legends required by such state authorities shall also be endorsed on all such certificates.

4. General Provisions.

4.1 Notices. Any notice given in connection with this Agreement shall be given in writing and shall be deemed effective upon personal delivery, upon deposit with a nationally recognized courier service, or upon deposit in the United States mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated below such party’s signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this Section to all other parties to this Agreement.

4.2 No Waiver. The failure of the Company (or its assignees) in any instance to exercise any right hereunder shall not constitute a waiver of any other rights that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and Recipient. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

4.3 Adjustment for Stock Split. All references to the number of Shares in this Agreement shall be adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made after the date of this Agreement.

5. Miscellaneous Provisions.

5.1 Recipient Undertaking. Recipient hereby agrees to take whatever additional action and execute whatever additional documents the Company may in its judgment deem necessary or advisable in order to carry out the obligations or restrictions imposed on Recipient under this Agreement.

5.2 No Other Interest. Recipient confirms that except for the shares of Common Stock of the Company granted to Recipient pursuant to this Agreement, Recipient does not have the right to purchase or otherwise receive any Common Stock of the Company. Any prior agreements with respect thereto are hereby rendered null and void.

5.3 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof.

5.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, as such laws are applied to contracts entered into and performed in such State.

5.5 Severability. Should any provision of this Agreement be found to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable to the greatest extent permitted by law.

5.6 Counterparts. This Agreement may be executed in counterparts, including by facsimile or PDF via electronic mail, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

5.7 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Recipient and Recipient’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Restricted Stock Grant Agreement as of the date first set forth above.

COMPANY:

AVANT DIAGNOSTICS INC.

By:	/s/ Gerald Commissiong
Name:	Gerald Commissiong
Title:	Executive Director
Address:	8561 East Anderson Drive, Suite 104
Scottsdale, AZ 85225

RECIPIENT:

/s/ Gregg Linn
Gregg Linn
Address:	10994 East Beck Lane
Scottsdale, AZ 85225

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